Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 Fax www.AmericanCapital.com

FOR IMMEDIATE RELEASE

November 2, 2010

CONTACT:

Investors – (301) 951-5917

Media – (301) 968-9400

AMERICAN CAPITAL REPORTS $0.17 NET OPERATING INCOME PER DILUTED

SHARE AND $0.43 NET EARNINGS PER DILUTED SHARE

Bethesda, MD – November 2, 2010 – American Capital, Ltd. (“ACAS” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) for the quarter ended September 30, 2010 of $59 million, or $0.17 per diluted share. Net earnings (loss) less appreciation and (depreciation) (“Net Realized Loss”) for the quarter was $(9) million, or $(0.03) per diluted share and net earnings for the quarter were $149 million, or $0.43 per diluted share.

Q3 2010 FINANCIAL SUMMARY

•	$59 million NOI
✓	84% increase over Q3 2009
•	$158 million net unrealized appreciation of investments
•	$(54) million net realized loss on portfolio investments
•	$149 million net earnings
✓	$72 million increase over Q3 2009
•	$305 million of cash proceeds from realizations
•	$407 million of debt repaid
✓	Including $200 million of secured debt due 2013
•	$9.59 net asset value (“NAV”) per share
✓	$0.44 per share, or 5% increase over Q2 2010

“Our NAV per share grew by $0.44 for the quarter and $1.79 over the last year to $9.59,” said Malon Wilkus, Chairman and Chief Executive Officer. “That is a 19% annualized return on equity for the quarter and 27% total return since the lowpoint of our valuation in Q2 of 2009. We believe the economy is continuing to recover, which should allow our portfolio to improve and for American Capital to experience continued growth in our book value. We invested $63 million during the quarter, including closing three accretive add-on acquisitions for portfolio companies. There are a considerable number of mezzanine and second-lien investment opportunities that we expect will translate into investments over the next year, as the volume of mergers and acquisitions increases.”

NET OPERATING INCOME

NOI increased to $59 million, or $0.17 per diluted share, for the quarter ended September 30, 2010, compared to $32 million, or $0.11 per diluted share, for the comparable quarter in 2009.

American Capital, Ltd.

November 2, 2010

NET REALIZED LOSS

Net Realized Loss improved to $(9) million, or $(0.03) per diluted share, for the quarter ended September 30, 2010, compared to $(34) million, or $(0.12) per diluted share, for the comparable quarter in 2009.

NET EARNINGS

Net earnings improved to $149 million, or $0.43 per diluted share, for the quarter ended September 30, 2010, compared to $77 million, or $0.27 per diluted share, for the comparable quarter in 2009.

PORTFOLIO VALUATION

For the quarter ended September 30, 2010, net unrealized appreciation of investments totaled $158 million. The primary components of the net unrealized appreciation were:

•

$44 million of appreciation in American Capital’s investment in European Capital, excluding any impact of foreign currency translation on European Capital’s cost basis or cumulative unrealized depreciation, primarily due to a decrease to the implied discount to NAV;

✓	The equity investment in European Capital is valued at $0.5 billion compared to European Capital’s NAV of approximately $0.8 billion.
•	$10 million of net depreciation of American Capital’s private finance portfolio;
•

$53 million of net appreciation from foreign currency translation of foreign currency denominated investments, including $47 million related to the translation of European Capital’s cost basis and cumulative unrealized depreciation; and

•	$44 million of reversals of prior unrealized depreciation associated with net realized losses on portfolio investments.

As of September 30, 2010, NAV per share was $9.59, a 5%, or $0.44 per share, increase from the June 30, 2010 NAV per share of $9.15.

“Our balance sheet continues to strengthen,” said John Erickson, Chief Financial Officer. “Our asset coverage ratio improved to 230% and we repaid $407 million of debt during the quarter, including $200 million of secured debt maturing in 2013. We expect to repay an additional $107 million of this debt in the fourth quarter, which will cause the interest rate to drop to the lowest rate available under the facility. We continue to experience strong liquidity in the portfolio at attractive valuations, which we believe will allow us to invest in new opportunities as well as continuing to make accretive acquisitions for our portfolio companies.”

PORTFOLIO LIQUIDITY AND PERFORMANCE

In the third quarter of 2010, $305 million of cash proceeds were received from realizations of portfolio investments and exits. The proceeds were 2.9% less than the prior quarter’s valuations of the realized investments. The Company made $63 million in new committed investments during the quarter. The weighted average effective interest rate on the Company’s private finance debt investments as of September 30, 2010 was 10.0%, which was 30 basis points lower than the June 30, 2010 rate and 10 basis points higher than the December 31, 2009 rate.

As of September 30, 2010, loans with a fair value of $265 million were on non-accrual, representing 7.8% of total loans at fair value, compared to $308 million fair value of non-accrual loans, representing 8.5% of total loans at fair value as of June 30, 2010.

American Capital, Ltd.

November 2, 2010

AMERICAN CAPITAL, LTD.

CONSOLIDATED BALANCE SHEETS

As of September 30, 2010, June 30, 2010 and December 31, 2009

(in millions, except per share amounts)

	Q3 2010	Q2 2010	Q3 2010 Versus Q2 2010		Q4 2009	Q3 2010 Versus Q4 2009
			$	%		$	%
	(unaudited)	(unaudited)
Assets
Investments at fair value (cost of $8,142, $8,439 and $9,158, respectively)	$5,566	$5,694	$(128)	-2%	$5,575	$(9)	—
Cash and cash equivalents	109	176	(67)	-38%	835	(726)	-87%
Restricted cash and cash equivalents	129	185	(56)	-30%	96	33	34%
Interest receivable	36	32	4	13%	38	(2)	-5%
Derivative agreements at fair value	4	3	1	33%	1	3	300%
Other	128	131	(3)	-2%	127	1	1%

Total assets	$5,972	$6,221	$(249)	-4%	$6,672	$(700)	-10%

Liabilities and Shareholders’ Equity
Debt	$2,517	$2,924	$(407)	-14%	$4,142	$(1,625)	-39%
Derivative agreements at fair value	130	120	10	8%	102	28	27%
Other	54	64	(10)	-16%	99	(45)	-45%

Total liabilities	2,701	3,108	(407)	-13%	4,343	(1,642)	-38%

Shareholders’ equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—	—	—	—
Common stock, $0.01 par value, 1,000.0 shares authorized, 351.8, 351.5 and 292.9 issued and 341.0, 340.1 and 280.9 outstanding, respectively	3	3	—	—	3	—	—
Capital in excess of par value	7,060	7,051	9	—	6,735	325	5%
Distributions in excess of net realized earnings	(1,086)	(1,077)	(9)	-1%	(709)	(377)	-53%
Net unrealized depreciation of investments	(2,706)	(2,864)	158	6%	(3,700)	994	27%

Total shareholders’ equity	3,271	3,113	158	5%	2,329	942	40%

Total liabilities and shareholders’ equity	$5,972	$6,221	$(249)	-4%	$6,672	$(700)	-10%

Net asset value per common share	$9.59	$9.15	$0.44	5%	$8.29	$1.30	16%

American Capital, Ltd.

November 2, 2010

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Nine Months Ended September 30, 2010 and 2009

(in millions, except per share data)

(unaudited)

	Three Months Ended September 30,		Three Months Ended September 30, 2010 Versus 2009		Nine Months Ended September 30,		Nine Months Ended September 30, 2010 Versus 2009
	2010	2009	$	%	2010	2009	$	%
Operating Income
Interest and dividend income	$125	$176	$(51)	-29%	$413	$482	$(69)	-14%
Fee income	17	17	—	—	44	46	(2)	-4%

Total operating income	142	193	(51)	-26%	457	528	(71)	-13%

Operating Expenses
Interest	36	85	(49)	-58%	149	197	(48)	-24%
Salaries, benefits and stock-based compensation	31	47	(16)	-34%	99	147	(48)	-33%
General and administrative	16	23	(7)	-30%	51	63	(12)	-19%
Debt refinancing costs	—	5	(5)	-100%	21	15	6	40%

Total operating expenses	83	160	(77)	-48%	320	422	(102)	-24%

Operating Income Before Income Taxes	59	33	26	79%	137	106	31	29%

(Provision) Benefit for income taxes	—	(1)	1	100%	—	10	(10)	-100%

Net Operating Income	59	32	27	84%	137	116	21	18%

Net gain on extinguishment of debt	—	—	—	—	—	12	(12)	-100%

Net realized loss on investments
Portfolio company investments	(54)	(47)	(7)	-15%	(452)	(434)	(18)	-4%
Foreign currency transactions	—	—	—	—	(2)	(2)	—	—
Derivative and option agreements	(14)	(19)	5	26%	(60)	(87)	27	31%

Total net realized loss on investments	(68)	(66)	(2)	-3%	(514)	(523)	9	2%

Net Realized Loss	(9)	(34)	25	74%	(377)	(395)	18	5%

Net unrealized appreciation (depreciation) of investments
Portfolio company investments	28	86	(58)	-67%	1,080	(750)	1,830	NM
Foreign currency translation	141	57	84	147%	(71)	54	(125)	NM
Derivative and option agreements	(11)	(32)	21	66%	(15)	74	(89)	NM

Total net unrealized appreciation (depreciation) of investments	158	111	47	42%	994	(622)	1,616	NM

Net Increase (Decrease) in Net Assets Resulting From Operations (“Net Earnings (Loss)”)	$149	$77	$72	94%	$617	$(1,017)	$1,634	NM

Net Operating Income Per Common Share
Basic	$0.17	$0.12	$0.05	42%	$0.43	$0.51	$(0.08)	-16%
Diluted	$0.17	$0.11	$0.06	55%	$0.42	$0.51	$(0.09)	-18%
Net Realized Loss Per Common Share
Basic	$(0.03)	$(0.13)	$0.10	77%	$(1.18)	$(1.74)	$0.56	32%
Diluted	$(0.03)	$(0.12)	$0.09	75%	$(1.17)	$(1.74)	$0.57	33%
Net Earnings (Loss) Per Common Share
Basic	$0.43	$0.30	$0.13	43%	$1.93	$(4.48)	$6.41	NM
Diluted	$0.43	$0.27	$0.16	59%	$1.91	$(4.48)	$6.39	NM
Weighted Average Shares of Common Stock Outstanding
Basic	343.5	256.5	87.0	34%	319.6	226.9	92.7	41%
Diluted	348.0	284.3	63.7	22%	323.5	226.9	96.6	43%
Dividends Declared Per Common Share	$—	$—	$—	—	$—	$1.07	(1.07)	-100%

NM = Not meaningful.

American Capital, Ltd.

November 2, 2010

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION

Three Months Ended September 30, 2010, June 30, 2010 and December 31, 2009

(in millions, except per share data)

(Unaudited)

	Q3 2010	Q2 2010	Q3 2010 Versus Q2 2010		Q4 2009	Q3 2010 Versus Q4 2009
			$	%		$	%
Assets Under Management
American Capital Assets at Fair Value(1)	$5,972	$6,221	$(249)	-4%	$6,672	$(700)	-10%
Externally Managed Assets at Fair Value(2)	11,560	8,961	2,599	29%	5,802	5,758	99%

Total	$17,532	$15,182	$2,350	15%	$12,474	$5,058	41%

Capital Resources Under Management
American Capital Assets at Fair Value plus Available Capital Resources(1)	$5,972	$6,221	$(249)	-4%	$6,672	$(700)	-10%
Externally Managed Assets at Fair Value plus Available Capital Resources(2)	11,778	9,179	2,599	28%	6,020	5,758	96%

Total	$17,750	$15,400	$2,350	15%	$12,692	$5,058	40%

New Investments
Senior Debt	$41	$47	$(6)	-13%	$12	$29	242%
Preferred Equity	22	1	21	2100%	4	18	450%
Subordinated Debt	—	4	(4)	-100%	—	—	—
Common Equity	—	—	—	—	7	(7)	-100%

Total	$63	$52	$11	21%	$23	$40	174%

Financing for Private Equity Buyouts	$—	$35	$(35)	-100%	$—	$—	—
Add-on Financing for Recapitalizations	—	5	(5)	-100%	1	(1)	-100%
Add-on Financing for Purchase in Secondary Market of Debt of a Portfolio Company	32	—	32	100%	—	32	100%
Add-on Financing for Acquisitions	22	—	22	100%	3	19	633%
Add-on Financing for Working Capital in Distressed Situations	8	12	(4)	-33%	17	(9)	-53%
Add-on Financing for Growth and Working Capital	1	—	1	100%	2	(1)	-50%

Total	$63	$52	$11	21%	$23	$40	174%

Realizations
Principal Prepayments	$181	$272	$(91)	-33%	$88	$93	106%
Sale of Equity Investments	75	45	30	67%	57	18	32%
Loan Syndications and Sales	25	—	25	100%	303	(278)	-92%
Payment of Accrued Payment-in-kind Notes and Dividends and Accreted Loan Discounts	17	25	(8)	-32%	16	1	6%
Scheduled Principal Amortization	7	9	(2)	-22%	12	(5)	-42%

Total	$305	$351	$(46)	-13%	$476	$(171)	-36%

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$11	$10	$1	10%	$3	$8	267%
Gross Realized Loss	(65)	(301)	236	78%	(285)	220	77%

Portfolio Net Realized Loss	(54)	(291)	237	81%	(282)	228	81%
Foreign Currency	—	1	(1)	-100%	(1)	1	100%
Derivative and Option Agreements	(14)	(30)	16	53%	(19)	5	26%

Net Realized Loss	(68)	(320)	252	79%	(302)	234	77%

Gross Unrealized Appreciation of Private Finance Portfolio Investments	135	213	(78)	-37%	163	(28)	-17%
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(145)	(74)	(71)	-96%	(141)	(4)	-3%

Net Unrealized (Depreciation) Appreciation of Private Finance Portfolio Investments	(10)	139	(149)	NM	22	(32)	NM
Net Unrealized Appreciation of European Capital Investment	44	157	(113)	-72%	102	(58)	-57%
Net Unrealized (Depreciation) Appreciation of European Capital Foreign Currency Translation	(88)	94	(182)	NM	22	(110)	NM
Net Unrealized Appreciation (Depreciation) of American Capital Agency Corp.	—	2	(2)	-100%	(5)	5	100%
Net Unrealized Appreciation of American Capital, LLC	26	10	16	160%	10	16	160%
Net Unrealized Appreciation (Depreciation) of Structured Products	12	(16)	28	NM	(25)	37	NM
Reversal of Prior Period Net Unrealized Depreciation Upon Realization	44	309	(265)	-86%	284	(240)	-85%

Net Unrealized Appreciation of Portfolio Investments	28	695	(667)	-96%	410	(382)	-93%
Foreign Currency Translation - European Capital	135	(120)	255	NM	(25)	160	NM
Foreign Currency Translation - Other	6	(5)	11	NM	(1)	7	NM
Derivative Agreements and Other	(11)	2	(13)	NM	6	(17)	NM

Net Unrealized Appreciation of Investments	158	572	(414)	-72%	390	(232)	-59%

Net Gains, Losses, Appreciation and Depreciation	$90	$252	$(162)	-64%	$88	$2	2%

American Capital, Ltd.

November 2, 2010

	Q3 2010	Q2 2010	Q3 2010 Versus Q2 2010		Q4 2009	Q3 2010 Versus Q4 2009
			$	%		$	%
Other Financial Data
NAV per Share	$9.59	$9.15	$0.44	5%	$8.29	$1.30	16%
Debt at Cost	$2,517	$2,924	$(407)	-14%	$4,142	$(1,625)	-39%
Debt at Fair Value	$2,490	$2,844	$(354)	-12%	$3,929	$(1,439)	-37%
Market Capitalization	$1,981	$1,639	$342	21%	$685	$1,296	189%
Total Enterprise Value(3)	$4,389	$4,387	$2	0%	$3,992	$397	10%
Asset Coverage Ratio	230%	206%			156%
Debt to Equity Ratio	0.8x	0.9x			1.8x
Credit Quality
Weighted Average Effective Interest Rate on Private Finance Debt Investments at Period End	10.0%	10.3%	-0.3%	-3%	9.9%	0.1%	1%
Loans on Non-Accrual at Cost	$746	$686	$60	9%	$811	$(65)	-8%
Loans on Non-Accrual at Fair Value	$265	$308	$(43)	-14%	$290	$(25)	-9%
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	18.8%	16.5%			18.1%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	7.8%	8.5%			7.8%
Past Due Loans at Cost	$152	$57	$95	167%	$88	$64	73%
Debt to Equity Conversions at Cost	$—	$—	$—	—	$54	$(54)	-100%
Return on Equity
LTM Net Operating Income Return on Average Equity at Cost	2.6%	2.1%			2.1%
LTM Realized Loss Return on Average Equity at Cost	-10.9%	-11.3%			-10.7%
LTM Net Earnings (Loss) Return on Average Equity	26.9%	27.0%			-37.3%
Current Quarter Net Operating Income Return on Average Equity at Cost Annualized	4.0%	2.0%			1.2%
Current Quarter Realized Loss Return on Average Equity at Cost Annualized	-0.6%	-19.5%			-18.4%
Current Quarter Earnings Return on Average Equity Annualized	18.7%	39.8%			18.9%

NM = Not meaningful

(1)	Includes American Capital’s investment in its externally managed funds.
(2)	Includes American Capital Agency Corp., American Capital Equity I, American Capital Equity II and ACAS CLO-1.
(3)	Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.

American Capital, Ltd.

November 2, 2010

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited)	Pre-2001	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	Pre-2001 - 2010 Aggregate	2005 - 2010 Aggregate
IRR at Fair Value of All Investments(2)	8.1%	18.1%	8.3%	20.4%	13.3%	6.8%	8.4%	-9.9%	3.6%	—	—	5.7%	1.4%
IRR of Exited Investments(5)	8.6%	20.3%	9.1%	23.4%	17.1%	21.9%	10.1%	-10.1%	-74.9%	—	—	11.6%	8.5%
IRR at Fair Value of Equity Investments Only(2)(3)(4)	6.0%	46.9%	11.5%	27.4%	27.1%	-2.8%	13.4%	-16.2%	5.2%	—	—	4.3%	-1.8%
IRR of Exited Equity Investments Only(3)(4)(5)	8.5%	48.8%	18.3%	32.2%	43.0%	47.3%	18.9%	8.2%	69.0%	—	—	26.3%	27.7%
Original Investments and Commitments	$1,065	$376	$962	$1,436	$2,266	$4,643	$5,188	$7,409	$1,036	$—	$—	$24,381	$18,276
Total Exits and Prepayments of Original Investments and Commitments	$998	$353	$757	$1,083	$1,830	$2,355	$3,521	$3,622	$55	$—	$—	$14,574	$9,553
Total Interest, Dividends and Fees Collected	$451	$148	$345	$423	$629	$1,015	$977	$974	$226	$—	$—	$5,188	$3,192
Total Net Realized (Loss) Gain on Investments	$(128)	$(4)	$(90)	$142	$27	$279	$(103)	$(695)	$(50)	$—	$—	$(622)	$(569)
Current Cost of Investments	$82	$23	$202	$340	$468	$2,050	$1,332	$2,830	$815	$—	$—	$8,142	$7,027
Current Fair Value of Investments	$32	$3	$148	$417	$356	$1,283	$1,098	$1,544	$685	$—	$—	$5,566	$4,610
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.6%	0.1%	2.6%	7.5%	6.4%	23.1%	19.7%	27.7%	12.3%	—	—	100.0%	82.8%
Net Unrealized Appreciation (Depreciation)	$(50)	$(20)	$(54)	$77	$(112)	$(767)	$(234)	$(1,286)	$(130)	$—	$—	$(2,576)	$(2,417)
Non-Accruing Loans at Cost	$—	$13	$28	$—	$47	$70	$128	$438	$22	$—	$—	$746	$658
Non-Accruing Loans at Fair Value	$1	$2	$21	$—	$16	$71	$54	$74	$26	$—	$—	$265	$225
Equity Interest at Fair Value(3)	$7	$—	$7	$184	$72	$822	$415	$318	$210	$—	$—	$2,035	$1,765
Debt to EBITDA(6)(7)(8)	4.4	NM	7.4	3.9	6.0	5.1	5.2	6.7	5.5	—	—	5.7	5.8
Interest Coverage(6)(8)	2.3	NM	1.5	3.5	2.1	3.5	2.8	2.1	1.7	—	—	2.5	2.5
Debt Service Coverage(6)(8)	2.2	NM	1.3	3.3	1.6	2.8	2.0	1.8	1.6	—	—	2.1	2.0
Average Age of Companies(8)	42 yrs	25 yrs	53 yrs	40 yrs	45 yrs	29 yrs	35 yrs	31 yrs	25 yrs	—	—	33 yrs	31 yrs
Diluted Ownership Percentage(3)	63%	86%	37%	52%	44%	66%	41%	44%	41%	—	—	49%	49%
Average Sales(8)(9)	$44	$6	$53	$199	$104	$105	$148	$206	$101	$—	$—	$151	$155
Average EBITDA(8)(10)	$5	$(1)	$10	$40	$25	$21	$35	$40	$29	$—	$—	$33	$34
Average EBITDA Margin	11.4%	-16.7%	18.9%	20.1%	24.0%	20.0%	23.6%	19.4%	28.7%	—	—	21.9%	21.9%
Total Sales(8)(9)	$79	$296	$177	$1,325	$842	$1,266	$5,397	$8,192	$1,294	$—	$—	$18,868	$16,149
Total EBITDA(8)(10)	$8	$5	$21	$198	$167	$237	$665	$1,574	$258	$—	$—	$3,133	$2,734
% of Senior Loans(8)(11)	72%	33%	55%	61%	40%	36%	31%	59%	26%	—	—	45%	43%
% of Loans with Lien(8)(11)	100%	68%	100%	100%	90%	90%	93%	93%	61%	—	—	90%	88%

(1)	Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment.
(2)	Assumes investments are exited at current fair value.
(3)	Excludes investments in Structured Products.
(4)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(5)	Includes exited securities of existing portfolio companies.
(6)	These amounts do not include investments in which we own only equity.
(7)	For portfolio companies with a nominal EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times EBITDA.
(8)	Excludes investments in Structured Products, managed funds and American Capital, LLC.
(9)	Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(10)	EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(11)	As a percentage of our total debt investments.

American Capital, Ltd.

November 2, 2010

SHAREHOLDER CALL

American Capital invites shareholders, analysts and interested parties to attend the shareholder call on November 3, 2010 at 11:00 am ET. The shareholder call can be accessed through a live webcast, free of charge, at www.AmericanCapital.com or by dialing (877) 569-8701 (U.S. domestic) or +1 (574) 941-7382 (international). Please provide the operator with the conference ID number 16312690. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com in advance of the shareholder call. Select the Q3 2010 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call. In addition, there will be a phone recording available from 2:00 pm ET November 3, 2010 until 11:59 pm ET November 17, 2010. If you are interested in hearing the recording of the presentation, please dial (800) 642-1687 (U.S. domestic) or +1 (706) 645-9291 (international). The access code for both domestic and international callers is 16312690.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $18 billion in capital resources under management and eight offices in the U.S., Europe and Asia. American Capital and its affiliates will consider investment opportunities from $5 million to $100 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION

Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.